EXHIBIT 99.2

MAX RE CAPITAL LTD. PROVIDES 2004 OPERATING EARNINGS GUIDANCE

Hamilton, Bermuda, Wednesday December 3, 2003. Max Re Capital Ltd. (NASDAQ: MXRE: BSX: MXRE BH). At the Bermuda Angle Conference, Max Re Capital Ltd. provides 2004 Operating Earnings Guidance of $2.50 - $3.00 per share.

Max Re Capital Ltd. through its principal operating subsidiary, Max Re Ltd., offers customized reinsurance solutions to property and casualty insurers, to life and health insurers and large corporations.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes	N. James Tees
Executive Vice President & CFO 441-296-8800	Senior Vice President & Treasurer 441- 296-8800
keithh@maxre.bm	jimt@maxre.bm